As filed with the Securities and Exchange Commission on June 3, 1999.
                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                        EASTERN VIRGINIA BANKSHARES, INC.
             (Exact name of registrant as specified in its charter)

              Virginia                                      54-1866052
  (State or other jurisdiction of                        (I.R.S. employer
   incorporation or organization)                      identification number)

                                 307 Church Lane
                                 P. O. Box 1005
                        Tappahannock, Virginia 22560-1005
                                 (804) 443-4333
    (Address,     including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Thomas E. Stephenson
                             Chief Financial Officer
                           Eastern Virginia Bankshares
                                 307 Church Lane
                                 P. O. Box 1005
                        Tappahannock, Virginia 22560-1005
                                 (804) 443-4333
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of Communications to:
                             R. Brian Ball, Esquire
                         Wayne A. Whitham, Jr., Esquire
                   Williams, Mullen, Christian & Dobbins, P.C.
                                 P. O. Box 1320
                          Richmond, Virginia 23218-1320
                                 (804) 643-1991

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                  Proposed Maximum        Proposed Maximum
   Title of Each Class of Securities to be      Amount to be     Offering Price Per           Aggregate              Amount of
                 Registered                      Registered           Share (1)          Offering Price (1)      Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
   Common Stock, par value $2.00 per share     75,000 shares           $17.00                $1,275,000               $355.00
====================================================================================================================================

         (1) Pursuant to Rule 457(c), the offering price is based on the average of the high ($17.00) and low ($17.00) prices of the Common Stock as reported on the NASDAQ SmallCap Market System on May 26, 1999, and has been established solely for the purpose of calculating the registration fee.

================================================================================

Prospectus
June 3, 1999

                        EASTERN VIRGINIA BANKSHARES, INC.

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                          75,000 SHARES OF COMMON STOCK

Dear Shareholders:

         We are pleased to send you this prospectus describing the Dividend Reinvestment and Stock Purchase Plan of Eastern Virginia Bankshares, Inc. The Plan offers our shareholders the opportunity to purchase shares of our common stock with automatically reinvested dividends and additional cash payments, without payment of brokerage commissions, fees or service charges.

         Shares of common stock purchased with reinvested dividends and cash payments will be purchased either from us at the market value determined by the Plan, in the open market or in privately negotiated transactions. Dividends will be reinvested when paid by us, and shareholders who choose to participate in the Plan must participate with respect to all shares registered in their names. In addition, shares may be purchased with optional cash payments. As long as you are automatically reinvesting your dividends in the Plan, you may make optional cash payments at any time, but these payments may not be less than $500 per payment or total more than $5,000 per calendar quarter. We pay all brokerage commissions, fees, service charges and other expenses in connection with the Plan.

         You may enroll in the Plan at any time by completing an Authorization Card and returning it to Southside Bank, the Plan's administrator.

         If you choose not to participate in the Plan, you will continue to receive cash dividends, when and if declared by our Board of Directors. The Plan does not represent a change in our dividend policy or a guaranty of future dividends. The declaration of dividends by our Board of Directors will continue to depend on earnings, financial requirements and other factors.

         We are offering shares of our common stock under this prospectus only to residents of Virginia and other states where the shares that we are offering have been registered under applicable securities laws or where an exemption from registration exists.
A listing of those states is available from us or the Plan's administrator upon request.

         Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense

         This prospectus describes the Plan as currently in effect, and you are urged to read it carefully before deciding whether to participate.


                                           THOMAS M. BOYD, JR.
                                           President and Chief Executive Officer

                       WHERE YOU CAN FIND MORE INFORMATION

         Our corporate headquarters are located at 307 Church Lane in Tappahannock, Virginia 22560, and our telephone number is (804) 443-4333.

         Eastern Virginia Bankshares, Inc., which we will refer to as we, us or our, is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the SEC's public reference room facility located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including Eastern Virginia Bankshares, Inc., that file documents with the SEC electronically through the SEC's electronic data gathering, analysis and retrieval system known as EDGAR.

         Our common stock is traded on the Nasdaq SmallCap Market under the symbol "EVBS." Our reports, proxy and information statements may also be reviewed at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington D.C. 20006.

         This prospectus is part of a registration statement filed by us with the SEC. Because the rules and regulations of the SEC allow us to omit certain portions of the registration statement from this prospectus, this prospectus does not contain all the information set forth in the registration statement. You may review the registration statement and the exhibits filed with such registration statement for further information regarding us and the shares of our common stock being sold by this prospectus. The registration statement and its exhibits may be inspected at the public reference facilities of the SEC at the addresses set forth above.


             INCORPORATION OF INFORMATION THAT WE FILE WITH THE SEC

         The SEC allows us to "incorporate by reference" information we file with the SEC. This means:

         o        incorporated documents are considered part of this prospectus;
                  and

         o we can disclose important information to you by referring you to those documents.

         We incorporate by reference the documents listed below which have been filed with the SEC:

         o        Our Annual Report on Form 10-K for the year ended December 31,
                  1998.

         o Our Quarterly Report on Form 10-Q for the three months ended March 31, 1999.

         o The description of our common stock contained in a registration statement on Form 8-A, dated December 29, 1997.

         We also incorporate by reference all documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering.

         We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

                                 Ned Stephenson
                             Chief Financial Officer
                        Eastern Virginia Bankshares, Inc.
                                 P. O. Box 1005
                        Tappahannock, Virginia 22560-1005
                            Telephone: (804) 443-4333
                            Facsimile: (804) 443-1271

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. No one else is authorized to provide you with different information. We are not making an offer of shares of our common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents because our financial condition and results may have changed since that date.

                             DESCRIPTION OF THE PLAN

         The following, in question and answer form, describes the provisions of the Plan. Those holders of shares of our common stock who do not wish to participate in the Plan will receive cash dividends by check, if and when declared by our Board of Directors.

                             Purpose and Advantages
                             ----------------------

         1.       What is the purpose of the Plan?

         The purpose of the Plan is to provide eligible shareholders with a means of investing cash dividends and additional cash payments in shares of our common stock, without payment of brokerage commissions, service charges or other expenses. In the case of shares purchased directly from us, we will receive additional funds for our general corporate purposes.

         2.       What are the advantages of the Plan?

         Participants in the Plan may:

         o Reinvest all of their dividends and invest optional cash payments without brokerage commissions or other charges.

         o Avoid safekeeping requirements and record-keeping costs through the free custodial service and reporting provisions of the Plan.


                                  Participation
                                  -------------

         3.       Who is eligible to participate?

         Any record holder of shares of our common stock is eligible to participate in the Plan. A holder of record is a person who owns shares of our common stock registered in his or her name on our records. A shareholder must participate with respect to all of the shares of common stock registered in his or her name. A shareholder whose stock is registered in the name of a broker or other nominee must first become a holder of record by having his or her shares transferred into his or her own name in order to participate in the Plan.

         4.       How does an eligible shareholder become a Participant?

         An eligible shareholder may join the Plan by signing the Authorization Card and returning it to the Plan's administrator. An Authorization Card may be obtained at any time by request to the Plan's administrator or to us. (See Question #8 on page 5 for the address of the Plan's administrator.)

         5.       When may a shareholder join the Plan?

         An eligible shareholder may join the Plan at any time.

         If an Authorization Card specifying reinvestment of dividends is received by the Plan's administrator on or before the record date established for payment of a particular dividend, reinvestment will start with that dividend payment. If the Authorization Card is received after the record date established for payment of a particular dividend, the reinvestment of dividends will begin with the next dividend. (See Question #13 on page 7 for information concerning the investment of optional cash payments.)

         6.       What does the Authorization Card provide?

         The Authorization Card allows you to indicate that you wish to participate in the Plan.

         Dividends on all shares purchased for your account under the Plan, whether through dividend reinvestment or optional cash payments, will be automatically reinvested in additional shares of our common stock, unless the shares are withdrawn from the Plan. (See Questions #17 and 18 on page 8 for further information.

         7. May a Participant elect to participate in the optional cash payment feature after initial enrollment?

         Yes. If a Participant initially elects to participate through the reinvestment of dividends, and later decides to participate also in the optional cash payment feature, the Participant may do so. (See Question #13 on page 7 for information on how to make optional cash payments.)

                                 Administration
                                 --------------

         8.       Who administers the Plan for Participants?

         Southside Bank administers the Plan for Participants, arranges for the custody of share certificates, keeps records, sends statements of account to Participants and performs other duties relating to the Plan. All correspondence relating to the Plan should include your account number and should be addressed as follows:

                                 Southside Bank
                            Stock Transfer Department
                                 307 Church Lane
                                  P.O. Box 1005
                           Tappahannock, VA 22650-1005

         You can call the Plan's administrator at (804) 443-4333 if you have any questions.

         (See Question #25 on page 10 for additional information regarding the responsibilities of the Plan's administrator.) Other inquiries regarding Eastern Virginia Bankshares, Inc. should be directed to Ned Stephenson, Chief Financial Officer, Eastern Virginia Bankshares, Inc. P.O. Box 1005, Tappahannock, Virginia 22560-1005.

                                      Costs
                                      -----

         9. Are there any expenses to Participants in connection with purchases under the Plan?

         No. Participants will not incur any brokerage commissions or service charges when purchasing shares under the Plan. We will pay all costs of administration of the Plan. (See Question #19 on page 8 concerning Participant expenses for the liquidation of fractional interests.)

                               Purchase of Shares
                               ------------------

         10. How many shares of our common stock will be purchased for Participants?

         If you become a Participant in the Plan, the number of shares that we will purchase for your account depends on the amount of your dividends and your optional cash payments and the market price of shares of our common stock. Your account will be credited with that number of shares, including fractional interests computed to four decimal places, equal to the total amount to be invested, divided by the applicable purchase price per share. (See Question #11 on page 6 for an explanation of the purchase price.)

         11. When and at what price will shares of our common stock be purchased under the Plan?

         Purchases with reinvested dividends and optional cash payments will be made on the applicable dividend record date and delivered to the participant on the applicable dividend payment date. Participants will become owners of the shares purchased for them under the Plan on the date that the shares are purchased; however, for federal income tax purposes, the holding period will commence on the following day. (See Question #21 on page 9 for an explanation of federal income tax consequences.)

         At our option, shares of our common stock will be purchased either from us, in the open market or in privately negotiated transactions. The purchase price of shares of our common stock purchased directly from us with reinvested dividends or optional cash payments will be determined by taking 100% of the average of the last sales prices of the shares of our common stock, as reported on the Nasdaq SmallCap Market or other authoritative sources, for the preceding three days in which trades of the shares of our common stock took place before the applicable record date. If that information is not available within the 30 day period immediately preceding the record date, we will use the average of the bid and asked prices of the shares of our common stock on the day before the applicable record date. Shares of our common stock purchased with reinvested dividends or optional cash payments in the open market will be purchased at the market price on the applicable dividend record date.

         No purchases may be made directly from us if the purchase price per share is less than the par value of shares of our common stock, $2.00 per share. In that event, any optional cash payments received or any dividends payable, and not previously invested, will be used to purchase shares of our common stock in the open market.

         12. Will certificates be issued for shares of our common stock purchased under the Plan?

         Unless requested by a Participant, separate certificates for shares of our common stock purchased under the Plan will not be issued to Participants. Certificates for shares purchased will be issued to and held by the Plan's administrator in book-entry form for the benefit of the Plan's Participants. The number of shares purchased for your account under the Plan will be shown on your statement of account. This feature protects against loss, theft or destruction of stock certificates.

         Certificates for any number of whole shares credited to a Participant's account under the Plan will be issued without charge upon the Participant's written request. Any remaining full shares and fractional interests will continue to be credited to the Participant's account. Certificates representing fractional interests will not be issued under any circumstances. (See Question #18 on page 8 for instructions on certificate issuance.)

         13.      Who will be eligible to make optional cash payments?

         Eligible shareholders who are reinvesting all of their dividends and who have submitted a signed Authorization Card are eligible to make optional cash payments under the Plan at any time. Except as provided in the following sentence, we will apply any optional cash payment received from a Participant on or before a record date to the purchase of shares of our common stock for the account of the Participant. Optional cash payments received after a record date may be held for investment on the next record date.

         An initial optional cash payment may be made by a Participant when enrolling in the Plan by enclosing a check or money order with the Authorization Card. Checks or money orders for optional cash payments to be invested pursuant to the Plan should be made payable to "Southside Bank, Administrator" and returned along with the Authorization Card in the envelope provided. As long as the Participant continues to reinvest his or her dividends, the Participant may make optional cash payments at any time by sending them to the Plan's administrator at the address set forth in Question #8 on page 5.

         Please include your Plan account number on your check or money order. No interest will be paid on any optional cash payments. A Participant may have his or her cash payment returned without investment in the Plan by written request delivered to the Plan's administrator before the record date.

         14.      What are the limitations on making optional cash payments?

         A Participant must be reinvesting his or her dividends in order to make optional cash payments. The same amount of money need not be sent each quarter, and you are under no obligation to make an optional cash payment in any quarter. Any optional cash payments that you wish to make, however, must not be less than $500 per payment and payments on behalf of any owner must not total more than $5,000 in any calendar quarter. We reserve the right, in our sole discretion, to determine who is an owner for purposes of the foregoing restrictions and, without limitation, to determine whether optional cash payments on behalf of any particular owner total more than $5,000 in any calendar quarter.

                             Reports to Participants
                             -----------------------

         15.      What kind of reports will be sent to Participants in the Plan?

         As soon as practicable after each purchase, a Participant will receive a report of all transactions since the last report. The report will include a statement of the number of shares allocated to the Participant's account, the amount of dividends received that are allocable to the Participant, the amount of shares of our common stock purchased and the price paid. These reports will provide a record of the cost of purchase under the Plan and should be retained for tax purposes. In addition, each Participant will receive copies of our annual and quarterly reports to shareholders, proxy statements and information for income tax reporting purposes.

                                    Dividends
                                    ---------

         16. Will Participants be credited with dividends on shares held in their accounts under the Plan?

         Yes. The Plan's administrator will receive dividends for all shares held in the Plan on a dividend record date and will credit those dividends to Participants' accounts on the basis of full shares and fractional interests credited to those accounts.
The dividends will be automatically reinvested in additional shares of our common stock.

                    Discontinuation of Dividend Reinvestment
                    ----------------------------------------

         17. How does a Participant discontinue the reinvestment of dividends under the Plan?

         A Participant may discontinue the reinvestment of dividends under the Plan by notifying the Plan's administrator in writing. Any notice of withdrawal received after a dividend record date will not be effective until dividends paid for that record date have been reinvested and the shares purchased have been credited to the Participant's Plan account. The discontinuance of the reinvestment of dividends will result in the Participant's complete withdrawal from the Plan, and the Participant will not be permitted to make any further optional cash payments.

                      Withdrawal of Shares in Plan Accounts
                      -------------------------------------

         18. How may a Participant withdraw shares purchased under the Plan?

         A Participant who has purchased shares of our common stock under the Plan may withdraw all of his or her shares from his or her Plan account by notifying the Plan's administrator in writing. This notice should be mailed to the Plan's administrator at the address set forth in Question #8 on page 5 above. A Participant may not withdraw less than all of his or her shares from the Plan.

         A Participant who changes his or her place of residence must promptly notify the Plan's administrator of the change of address. (See Question #25 on page 10 below.) If a Participant moves to a state where the shares offered pursuant to the Plan are not registered or exempt from registration under applicable securities law, that Participant will be deemed to have withdrawn from the Plan as to all shares held by the Participant in the Plan.

         Certificates for whole shares of our common stock withdrawn from the Plan will be registered in the name of, and issued to, the Participant. Certificates representing fractional interests will not be issued, and the Plan will not sell any shares of common stock for the Participant. Any notice of withdrawal received after a dividend record date will not be effective until dividends paid for that record date have been reinvested and the shares credited to the Participant's Plan account.

         19. What happens to any fractional interest when a Participant withdraws all shares from the Plan?

         Participants will not receive a payment for any fractional interest in the Plan.

         20. What happens to a Participant's Plan account if all shares in the Participant's own name are transferred or sold?

         If you dispose of all shares of our common stock registered in your own name, the Plan's administrator will continue to reinvest the dividends on the shares held in your Plan account, unless you also withdraw or sell all shares held in your account under the Plan,.

                         Federal Income Tax Consequences
                         -------------------------------

         21. What are the federal income tax consequences of participation in the Plan?

         The Plan does not offer a discount for purchases of shares of our common stock with reinvested dividends. In the absence of a discount feature, the Internal Revenue Service has ruled that shareholders participating in dividend reinvestment plans are treated for federal income tax purposes as having received the full amount of the cash distribution that was payable, even though the shareholder received no cash, but instead received credit for stock of equivalent value.

         To the extent distributions by us to our shareholders are treated as made from our earnings and profits, the distributions will be dividends taxable as ordinary income. At the present time, we expect to have sufficient earnings and profits so that participating shareholders can expect that the full amount of any distribution under the Plan will be taxable as a dividend.

         In the case of corporate shareholders, the full amount of dividends reinvested will be eligible for the dividends-received deduction available under the Internal Revenue Code.

         In the case of foreign shareholders whose taxable income under the Plan is subject to federal income tax withholding and in the case of any other shareholders as to whom federal income tax withholding on dividends is required, we will make dividend reinvestment net of the amount of tax required to be withheld.

         The tax basis of any shares acquired through the Plan will be the purchase price on the applicable purchase date. The holding period for shares acquired through the Plan will begin on the day after the purchase date.

         Participants should consult their own tax advisors as to the tax consequences of Plan transactions. Certain tax information will be provided to Participants by the Plan's administrator as described in Question #15 on page 7 above.

                                Other Information
                                -----------------

         22. What happens if we have a common stock rights offering, issue a stock dividend or declare a stock split?

         Participation in any rights offering will be based upon both the shares registered in Participants' names and the shares (including fractional interests) credited to Participants' Plan accounts. Any stock dividend or share resulting from stock splits with respect to full shares and fractional interests credited to Participants' accounts will be added to their accounts. Any securities other than shares of our common stock or rights to subscribe for securities other than shares of our common stock received in respect of the shares held in the accounts of Participants will be distributed by the Plan's administrator to the Participants and will not become part of the Plan.

         23. How will a Participant's Plan shares be voted at a meeting of shareholders?

         All shares of our common stock credited to your account under the Plan will be voted as you direct. If on the record date for a meeting of shareholders there are shares credited to your account under the Plan, you will be sent the proxy material for that meeting. When you return an executed proxy, it will be voted with respect to all shares credited to you. Or, if you elect, you may direct the vote of all of your shares in person at the shareholders' meeting.

         24. What procedures should be followed to sell or pledge shares held in the Plan?

         A Participant who wishes to sell or pledge shares from his or her account must request the withdrawal of such shares as described in Question #18 on page 8 above.

         25.      What is the responsibility of the Plan's administrator?

         The Plan's administrator receives the Participants' dividend payments, invests the amounts in additional shares of our common stock, maintains continuing records of each Participant's account, and advises Participants as to all transactions in and the status of their accounts. The Plan's administrator acts in the capacity of agent for the Participants.

         All notices from the Plan's administrator to a Participant will be addressed to the Participant at his or her last address of record with the Plan's administrator. The mailing of a notice to a Participant's last address of record will satisfy the Plan's administrator's duty of giving notice to that Participant. Participants must promptly notify the Plan's administrator of any change of address.

         The Plan's administrator, a Participant's nominee or nominees, and we will not have any responsibility for acts taken or not taken in connection with the Plan, including, for example, any claim for liability arising out of failure to terminate a Participant's account upon the Participant's death or adjudicated incompetency prior to receipt of notice in writing of such death or adjudicated incompetency. In addition, these parties will not have any duties, responsibilities or liabilities except for those that the Plan expressly provides for.

         The Participant should recognize that neither we nor the Plan's administrator can provide any assurance that shares purchased under the Plan will be worth, at any particular time, more or less than their purchase price.

         All transactions in connection with the Plan, including the optional cash payments feature, shall be governed by the laws of the Commonwealth of Virginia.

         26.      May the Plan be changed or discontinued?

         While we hope to continue a dividend reinvestment and stock purchase plan indefinitely, our Board of Directors reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications to the Plan. Participants will be notified of any suspension, termination or modification. We also may adopt reasonable procedures for the administration of the Plan.

                                 USE OF PROCEEDS

         We do not know the number of shares of our common stock that ultimately will be purchased under the Plan or the prices at which shares will be sold. The net proceeds from the sale of shares of our common stock offered under the Plan will be added to our general funds and used for general corporate purposes.


                                 INDEMNIFICATION

         Our Articles of Incorporation, as well as the statutes of the Commonwealth of Virginia, contain provisions providing for the indemnification of our directors and officers against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended.

         To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                     EXPERTS

         The consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 1998, which we have incorporated by reference into this prospectus, have been audited by Yount, Hyde & Barbour, P.C., independent auditors, as stated in their report included in the Annual Report, and have been incorporated by reference in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

         Documents that we have not yet filed and that we have incorporated by reference into this prospectus will include financial statements, related schedules (if required) and auditors' reports. Those financial statements and schedules will have been audited to the extent and for the periods set forth in those reports by the firm or firms rendering the reports, and, to the extent so audited and consent to incorporation by reference is given, will be incorporated by reference in reliance upon those reports given upon the authority of the firm or firms as experts in accounting and auditing.


                                  LEGAL OPINION

         Williams, Mullen, Christian & Dobbins, P.C. will pass upon the validity of the shares of our common stock to be issued by us pursuant to the Plan.

=====================================================      =====================================================

         We have not authorized any dealer,
salesperson or other person to give any
information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only in the jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of June 3, 1999.

                                                                                  [LOGO]
         ---------------------------




              Table of Contents
                                                 Page
                                                                         DIVIDEND REINVESTMENT AND
Where You Can Find More Information................2                        STOCK PURCHASE PLAN
Incorporation of Information that We File
   with the SEC....................................2
Description of the Plan
     Purpose and Advantages........................4
     Participation.................................4                           75,000 Shares
     Administration................................5
     Costs.........................................6                           Common Stock
     Purchase of Shares............................6
     Reports to Participants.......................7
     Dividends.....................................8                         ($2.00 Par Value)
     Discontinuation of Dividend
       Reinvestment................................8
     Withdrawal of Shares in Plan
       Accounts....................................8
     Federal Income Tax Consequences...............9                         __________________
     Other Information.............................9
Use of Proceeds....................................11                            PROSPECTUS
Indemnification....................................11                        __________________
Experts............................................11
Legal Opinion......................................11



                                                                             Dated June 3, 1999

=====================================================      =====================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee*.....................$355.00
Printing Expenses.........................................................900.00
Accounting Fees and Expenses............................................1,000.00
Legal Fees and Expenses.................................................5,000.00
Miscellaneous Expenses..................................................1,000.00
                                                                        --------
         Total.........................................................$8,255.00
                                                                        ========
------------
* Represents actual expenses.  All other expenses are estimates.


Item 15.  Indemnification of Directors and Officers

         Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advancement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.

         Article III of the Registrant's Articles of Incorporation contains provisions indemnifying the directors and officers of the Registrant to the full extent permitted by Virginia law.

Item 16.  Exhibits

         The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

4.1 Articles of Incorporation of Eastern Virginia Bankshares, Inc., filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, filed by the Registrant on March 30, 1998, File No. 000-23565, and incorporated herein by reference.

4.2 Bylaws of Eastern Virginia Bankshares, Inc., filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, filed by the Registrant on March 30, 1998, File No. 000-23565, and incorporated herein by reference.

4.3 Dividend Reinvestment and Stock Purchase Plan of Eastern Virginia Bankshares, Inc. (set forth in full under the heading "Description of Plan" in the Prospectus).

5             Opinion of Williams, Mullen, Christian & Dobbins, P.C.

23.1 Consent of Williams, Mullen, Christian & Dobbins, P.C. (included in Exhibit 5).

23.2          Consent of Yount, Hyde & Barbour, P.C.

99.1          Authorization Card.

Item 17.  Undertakings

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933, as amended;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Essex, Commonwealth of Virginia, on June 1, 1999.

                                        EASTERN VIRGINIA BANKSHARES, INC.



                                        By /s/ Thomas M. Boyd, Jr.
                                           -----------------------------------
                                           Thomas M. Boyd, Jr.
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                   Signature                                     Title                             Date
                   ---------                                     -----                             ----

/s/ Thomas M. Boyd, Jr.                               President, Chief Executive
---------------------------------------------             Officer and Director                 June 1, 1999
              Thomas M. Boyd, Jr.                    (Principal Executive Officer)


/s/ Thomas E. Stephenson                               Chief Financial Officer
---------------------------------------------          (Principal Financial and                May 28, 1999
              Thomas E. Stephenson                        Accounting Officer)


/s/ W. Rand Cook                                               Director                        June 1, 1999
---------------------------------------------
                 W. Rand Cook


/s/ Robert L. Covington                                        Director                        June 1, 1999
---------------------------------------------
              Robert L. Covington


/s/ L. Edelyn Dawson, Jr.                                      Director                        June 2, 1999
---------------------------------------------
             L. Edelyn Dawson, Jr.


/s/ F. L. Garrett, III                                         Director                        June 1, 1999
---------------------------------------------
               F. L. Garrett, III




                   Signature                                     Title                             Date
                   ---------                                     -----                             ----


/s/ F. Warren Haynie, Jr.                                      Director                        June 1, 1999
---------------------------------------------
             F. Warren Haynie, Jr.


/s/ Eric A. Johnson                                            Director                        June 2, 1999
---------------------------------------------
                Eric A. Johnson


                                                               Director
---------------------------------------------
                William L. Lewis


/s/ Lewis R. Reynolds                                          Director                        June 1, 1999
---------------------------------------------
               Lewis R. Reynolds


                                  EXHIBIT INDEX

Exhibit                            Description

  4.1 Articles of Incorporation of Eastern Virginia Bankshares, Inc., filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, filed by the Registrant on March 30, 1998, File No. 000-23565, and incorporated herein by reference.

  4.2           Bylaws of Eastern Virginia Bankshares, Inc., filed as Exhibit
                3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, filed by the Registrant on March 30, 1998, File No. 000-23565, and incorporated herein by reference.

  4.3 Dividend Reinvestment and Stock Purchase Plan of Eastern Virginia Bankshares, Inc. (set forth in full under the heading "Description of Plan" in the Prospectus).

  5             Opinion of Williams, Mullen, Christian & Dobbins, P.C.

  23.1 Consent of Williams, Mullen, Christian & Dobbins, P.C. (included in Exhibit 5).

  23.2          Consent of Yount, Hyde & Barbour, P.C.

  99.1          Authorization Card.